                                                                    EXHIBIT 10.1



                                LEASE AGREEMENT


                                    between


                        SEAPORT CENTRE ASSOCIATES, LLC
                                 as "Landlord"


                                      and


                           DIVA SYSTEMS CORPORATION
                                  as "Tenant"

                               TABLE OF CONTENTS

SECTION                                                                                PAGE
-------                                                                                ----
1.   PREMISES...........................................................................  5
2.   TERM; POSSESSION...................................................................  5
3.   RENT...............................................................................  5
4.   SECURITY DEPOSIT................................................................... 11
5.   USE AND COMPLIANCE WITH LAWS....................................................... 12
6.   TENANT IMPROVEMENTS & ALTERATIONS.................................................. 15
7.   MAINTENANCE AND REPAIRS............................................................ 17
8.   TENANT'S TAXES..................................................................... 19
9.   UTILITIES.......................................................................... 19
10.  EXCULPATION AND INDEMNIFICATION.................................................... 20
11.  INSURANCE.......................................................................... 21
12.  DAMAGE OR DESTRUCTION.............................................................. 22
13.  CONDEMNATION....................................................................... 24
14.  ASSIGNMENT AND SUBLETTING.......................................................... 26
15.  DEFAULT AND REMEDIES............................................................... 29
16.  LATE CHARGE AND INTEREST........................................................... 31
17.  WAIVER............................................................................. 32
18.  ENTRY, INSPECTION AND CLOSURE...................................................... 32
19.  SURRENDER AND HOLDING OVER......................................................... 32
20.  ENCUMBRANCES....................................................................... 33
21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS..................................... 34
22.  NOTICES............................................................................ 35
23.  ATTORNEYS' FEES.................................................................... 35
24.  QUIET POSSESSION................................................................... 35
25.  SECURITY MEASURES.................................................................. 36
26.  FORCE MAJEURE...................................................................... 36
27.  RULES AND REGULATIONS.............................................................. 36
28.  LANDLORD'S LIABILITY............................................................... 36
29.  CONSENTS AND APPROVALS............................................................. 37
30.  BROKERS............................................................................ 37
31.  RELOCATION OF PREMISES............................................................. 37
32.  ENTIRE AGREEMENT................................................................... 38
33.  ARBITRATION OF SELECTED DISPUTES................................................... 38
34.  MISCELLANEOUS...................................................................... 39

35.  AUTHORITY.......................................................................... 40

                            INDEX OF DEFINED TERMS

Additional Rent.................    9
Alterations.....................   15
Award...........................   23
Broker..........................   36
Building 20 Commencement Date...    5
Building 21 Commencement Date...    5
Building Rules..................   35
Building Systems................   12
Buildings.......................    5
Change in Control...............   25
Claims..........................   19
Condemnation....................   23
Condemnor.......................   23
Construction Rider..............    5
Controls........................   18
Date of Condemnation............   24
Development.....................    5
Encumbrance.....................   32
Environmental Losses............   13
Environmental Requirements......   13
Event of Default................   28
Expiration Date.................    5
Handled by Tenant...............   13
Handling by Tenant..............   13
Hazardous Materials.............   12
HVAC............................   12
Interest Rate...................   30
Landlord Delay..................    5
Laws............................    6
MEP Systems.....................   16
Mortgagee.......................   32
Newly Enacted Laws..............    6
Operating Costs.................    6
Parking Facility................    5
Permit Delay....................    5
Permitted Hazardous Materials...   13
Permitted Transfer..............   27
Permitted Transferee............   27
Premises........................    5
Project.........................    5
Property........................    5
Property Manager................   20
Proposed Transferee.............   25
Rent............................   11
Rental Tax......................   18
Representatives.................   13
Security Deposit................   11
Service Failure.................   19
Sublease Profits................   26
Subleasing Expenses.............   26
Substantially Completed.........    5
Taxes...........................    8
Tenant Improvements.............   15
Tenant's Share..................    9
Tenant's Taxes..................   18
Term............................    5
Trade Fixtures..................   16
Transfer........................   25
Transferee......................   25
Visitors........................   13

                            BASIC LEASE INFORMATION


Lease Date:                  For identification purposes only, the date of this Lease is January
                             20, 1999

Landlord:                    SEAPORT CENTRE ASSOCIATES, LLC, a California limited
                             liability company

Tenant:                      DIVA SYSTEMS CORPORATION, a Delaware corporation

Project:                     Seaport Centre Phase Three (West)

Development:                 Seaport Centre Phases One, Two and Three, consisting of 26 buildings, the underlying land and associated land.

Addresses of Buildings:      Building 20:  900 Saginaw
                             Building 21:  800 Saginaw
                             Redwood City, California

Rentable Area of             Building 20:              Approximately 41,415 square feet
Buildings:                   Building 21:              Approximately 41,415 square feet
                             Total Buildings 20 & 21:  Approximately 82,830 square feet

Rentable Area of
Project:                     Approximately 287,402 square feet

Premises (consisting         (a) Building Number:  20
of two buildings):               Rentable Area:  Approximately 41,415 square feet

                             (b) Building Number:  21
                                 Rentable Area:  Approximately 41,415 square feet

Term:                        96 full calendar months (plus any partial month at the beginning of the Term) following Building 20 Commencement Date

Building 20                  Earlier of (a) substantial completion of Tenant Improvements in
Commencement Date:           Building 20, or (b) the date upon which Tenant actually occupies and conducts business in any portion of Building 20, or (c) June 1,
                             1999, as extended by reason of Landlord Delay (as defined in
                             Exhibit B attached hereto) and/or Permit Delay (as defined in
                             Exhibit B attached hereto)

Building 21                  Earlier of (a) the date Tenant conducts business in Building 21, or
Commencement Date:           (b) six (6) months after the Building 20 Commencement Date, as more particularly described in Section 2 of the Lease

Expiration Date:             The last day of the 96th full calendar month in the Term following
                             Building 20 Commencement Date

Base Rent:                   Months following Building 20 Commencement Date:
                                    Months 01 - 06:     $97,325.25 per month
                                    Months 07 - 12:     $194,650.50 per month
                                    Months 13 - 24:     $200,448.60 per month
                                    Months 25 - 36:     $206,246.70 per month
                                    Months 37 - 48:     $212,873.10 per month
                                    Months 49 - 60:     $218,671.20 per month
                                    Months 61 - 72:     $225,297.60 per month
                                    Months 73 - 84:     $232,752.30 per month
                                    Months 85 - 96:     $239,378.70 per month

Maintenance, Operating       This is a "triple net lease" where Tenant is responsible for
 Costs and Taxes:            maintenance, operating costs and taxes, all in accordance with the applicable provisions of the Lease.

Tenant's Share:              From Building 20 Commencement Date until the day before
                                   Building 21 Commencement Date:  14.41%
                             From Building 21 Commencement Date through remainder of
                                   Term:  28.82%

Security Deposit:            (a) Cash of $194,650.00, plus

                             (b) a Letter of Credit in the amount of $1,000,000.00, subject to, and in accordance with, the provisions of Section 36 of this
                                 Lease.

Prepaid Base Rent for
Seventh (7th) month
of Term:                     $194,650.50

Landlord's Address           Seaport Centre Associates, LLC
for Payment of Rent:         Ten Almaden Boulevard, Suite 430
                             San Jose, CA 95113

Landlord's Address           Seaport Centre Associates, LLC
for Notices:                 c/o William Wilson & Associates
                             Ten Almaden Boulevard, #430
                             San Jose, CA 95113

                             with a copy to:

                             Seaport Centre Associates, LLC
                             c/o William Wilson & Associates
                             2929 Campus Drive, Suite 450
                             San Mateo, CA  94403
                             Attn:  General Counsel

Tenant's Address             DIVA Systems Corporation
for Notices:                 333 Ravenswood Avenue, Bldg. 205
                             Menlo Park, CA  94025
                             Attn:  General Counsel

                             after occupancy:

                             DIVA Systems Corporation
                             900 Saginaw
                             Redwood City, CA
                             Attn:  General Counsel

Broker(s):                   Cornish & Carey Commercial and
                             Cresa Partners, LLC

Guarantor(s):                (none)

Property Manager:            William Wilson & Associates

Additional Provisions:       36.  Letter of Credit
                             37.  Parking
                             38.  Extension Option
                             39.  Rooftop Equipment
                             40.  Diesel Generator
                             41.  Loading Ramp
                             42.  Truck Parking Stall



Exhibits:
--------
Exhibit A-1:    Building 20 and Outdoor Seating Area
Exhibit A-2:    Building 21
Exhibit A-3:    Location of Diesel Generator
Exhibit A-4:    Location of Loading Ramp
Exhibit A-5:    Location of Truck Parking Stall
Exhibit B:      Construction Rider
Exhibit C:      Building Rules
Exhibit D:      Additional Provisions
Exhibit E:      Form of Letter of Credit
Exhibit F:      Parking Exhibit

Exhibit G:      Form of Consent to Assignment
Exhibit H:      Form of Consent to Sublease


          The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

          THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, and subject to covenants, conditions and restrictions recorded in the real estate records in the county in which the Property is located, the space identified in the Basic Lease Information as the Premises (the "Premises"), consisting of Building 20 and Building 21 located at the addresses specified in the Basic Lease Information (the "Building"). The approximate configuration and location of Building 20 is shown on Exhibit A-1. The approximate configuration and
                           -----------
location of Building 21 is shown on Exhibit A-2.  Landlord and Tenant agree that
                                    -----------
the rentable area of each of the Buildings for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Buildings, together with the parking facilities serving the Buildings (the "Parking Facility"), and the parcel(s) of land on which the Buildings and the Parking Facility are situated (collectively, the "Property"), is part of the Project identified in the Basic Lease Information (the "Project"), which is part of the Development identified in the Basic Lease Information (the "Development").

2.  TERM; POSSESSION.  The term of this Lease (the "Term") shall commence on the Building 20 Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Building 20 Commencement Date" shall be the earlier of (a) the date Tenant Improvements are "Substantially Completed" in Building 20, as provided in the Construction Rider attached as Exhibit B (the
                                                                  ---------
"Construction Rider"); or (b) the date upon which Tenant actually occupies and conducts business in any portion of Building 20; or (c) June 1, 1999 as extended by reason of "Landlord Delay (as defined in Exhibit B) and/or "Permit Delay (as defined in Exhibit B). When the Building 20 Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Building 20 Commencement Date and Expiration Date in writing.

The "Building 21 Commencement Date" shall be the earlier of (a) the date upon which Tenant actually occupies and conducts business in any portion of Building 21; or (b) six (6) months after the Building 20 Commencement Date. When the Building 21 Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Building 21 Commencement Date in writing.

3.  RENT.

          3.1  Base Rent.  Tenant agrees to pay to Landlord the Base Rent set
               ---------
forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for any partial month at the beginning of the Term shall be paid on the Building 20 Commencement Date. In addition, Tenant shall pay to Landlord upon execution of this Lease the Base Rent for the seventh (7th) full calendar month of the Term in the amount of $194,650.50, as shown on the Basic Lease Information. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

          If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Building 20 Commencement Date (which won't necessarily be the first day of a calendar month).

          3.2  Additional Rent:  Operating Costs and Taxes.
               -------------------------------------------

               (a)  Definitions.
                    -----------

                    (1) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Project, including, but not limited to, all costs, expenditures, fees and charges for the following, subject to the limitations contained hereinbelow: (A) operation, maintenance and repair of the Project (including maintenance, repair and replacement of glass, and landscaping, but capital costs shall be amortized in accordance with the provisions of Subsection (G) below); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal) for common areas and for the management office serving the Project, and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Project, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Project, and (i) expenditures for deductible amounts paid under such insurance, provided that in any calendar year in which Landlord pays the deductible amount under such insurance, Tenant's Share of such deductible amount shall be limited to $25,000.00 (excluding earthquake insurance, which shall be payable pursuant to the following provisions), and (ii) expenditures for deductible amounts paid in any calendar year under earthquake insurance, subject to the following limitations: (x) in the year in which Landlord pays the deductible amount under earthquake insurance, Tenant's Share of the deductible amount under earthquake insurance shall be limited to $100,000.00, and (y) in subsequent calendar years, Tenant's Share of that portion of the earthquake insurance deductible in excess of $100,000.00 (the "Excess Deductible") under
(x) shall be amortized over a period of ten (10) years commencing in the calendar year following the year in which Landlord pays the deductible, provided that Tenant's Share of the Excess Deductible shall not exceed $100,000.00 in any calendar year; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws") either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date (such [i] and [ii] being herein called "Newly Enacted Laws" "); (G) amortization of capital replacements, repairs or improvements to the Project, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over the useful life of the item in question as Landlord shall reasonably determine in accordance with generally accepted accounting principles; (H) an office for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees not to exceed the greater of (i) the rate of property management fees charged by owners of similar type and quality properties in the vicinity of the Project, or (ii) three percent (3%) of gross revenues of the Project; (J) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Project and on other personal property owned by Landlord in the Project (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Project; (M) the Project's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project (subject to the limitations set forth herein), any fitness center in the Development, the fees and charges from the Seaport Centre Owners Association and any other fees and expenses shared with the Development), but only to the extent such costs and expenses of the Project would be properly included in Operating Costs after application of the limitations contained in this subparagraph and in the second subparagraph of this section which limit the scope of Operating Costs, and in addition, if any such expense or charge is a capital expenditure, then such capital expenditure shall be amortized and Tenant's share shall be limited and calculated in accordance with the provisions of Subsection 3.2
(a)(1)(G) above ; and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Project (subject to the limitations set forth herein). Operating Costs for any calendar year during which average occupancy of the Project is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Project had an average occupancy of one hundred percent (100%) during the entire calendar year.

              Operating Costs shall not include:

              1) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;

              2) interest and principal payments on loans or indebtedness secured by the Building;

              3) costs of improvements for Tenant or other tenants of the Project;

              4) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Project other than through payment of tenants' shares of Operating Costs and Taxes;

              5) utility charges paid by Tenant (and other tenants in the Project) directly to the applicable public utility company;

              6) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases;

              7) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above;

              8) costs, fines or penalties incurred due to Landlord's violation of any Law;

              9) repairs or other work occasioned by fire, windstorm or other casualty or hazard, provided, however, Tenant shall be responsible for any deductible portion of insurance proceeds as provided in Subsection 3.2 (a)(1)(D) above;

              10)  repairs or rebuilding necessitated by condemnation;

              11) Landlord's costs of electricity and other services sold or provided to tenants in the Project and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or operating costs payable under the lease with such tenant;

              12) costs of repairs directly resulting from the negligence or willful misconduct of Landlord, its agents or employees;

              13) amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;

              14) the costs of maintaining, repairing or replacing the structural elements of any building within the Property;

              15) any expense incurred with respect to the maintenance, repair, replacement or operation of any building within the Project other than Building 20 and Building 21 which is of a type that, had it been incurred with respect to either Building 20 or Building 21, would have been one hundred percent (100%) the responsibility of Tenant pursuant to other provisions of this Lease (e.g., maintenance and repair of the roof membrane, and maintenance and repair of the MEP Systems), all without limiting Tenant's obligation to maintain and repair the roof membranes and the MEP Systems, and other elements of the Premises, as more particularly set forth in Section 7.1 of this Lease; and,

              16) any costs associated with the investigation or remediation of Hazardous Materials (which subject is covered exclusively by the provisions of Section 5.2 of this Lease).

                    (2) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Taxes shall not include any state and federal personal or corporate income taxes measured by the income of Landlord from all sources (as opposed to taxes based upon gross rents, receipts or income attributable to the operation of the Project), as well as any franchise, inheritance, or estate, succession, gift tax, or capital levy. Landlord agrees that for the purpose of this Lease any special assessments or special taxes for public improvements to the property will be deemed to be paid, with interest at the rate payable to the assessing or taxing authority, over the maximum time Landlord is permitted to pay such special assessment or special tax without penalty. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes.

                    (3) "Tenant's Share'" means the Rentable Area of the Premises divided by the total Rentable Area of the Project, as set forth in the Basic Lease Information. If the Rentable Area of the Project is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

                    (b)  Additional Rent.
                         ---------------

                         (1) Commencing upon the Building 20 Commencement Date
and continuing until the day before the Building 21 Commencement Date, Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof Tenant's Share of the sum of (x) the amount of Operating Costs, and (y) the amount of Taxes with respect to Building 20. Commencing upon the Building 21 Commencement Date and continuing through the Term, Tenant shall pay Landlord as Additional Rent for each calendar year or portion thereof Tenant's Share of the sum of (x) the amount of Operating Costs, and (y) the amount of Taxes with respect to both Building 20 and Building 21.

                         (2) Prior to the Building 20 Commencement Date and each
calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year (or first partial year following the Commencement Date). Commencing on the Building 20 Commencement Date, and in subsequent calendar years, on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Additional Rent, as reasonably estimated by Landlord for such full calendar year. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                         (3) As soon as reasonably practicable after the end of
each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within one hundred twenty (120) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection by Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                         (4) If Tenant's Additional Rent as finally determined
for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

                    (c)  Tenant's Audit Rights.
                         ----------------------

                         Tenant, at its expense, shall have the right upon
fifteen (15) days prior written notice to Landlord ( "Tenant's Audit Notice") to be given only within one hundred twenty (120) days after Tenant receives the annual statement of Additional Rent to audit Landlord's books and records relating to such statement for such immediately preceding calendar year, subject to the following terms and conditions: (a) No audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease; (b) any audit shall be conducted only by independent certified public accountants practicing for an accounting firm of national prominence, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord's books and records more than one (1) time for any calendar year. Tenant acknowledges that Tenant's right to inspect Landlord's books and records with respect to Additional Rent for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Additional Rent. Tenant shall have ninety (90) days after Tenant's Audit Notice to complete Tenant's inspection of Landlord's books and records concerning Additional Rent at Landlord's accounting office. During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection. If in Landlord's possession, Landlord will provide such documents to Tenant within ten (10) days from Landlord's receipt of the request and Tenant shall not remove such records from Landlord's accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant's expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. Tenant shall use all reasonable efforts to prevent its employees and persons engaged by Tenant to conduct such audit from disclosing the results of such audit to third parties, except that Tenant shall be permitted to disclose the information obtained from the audit to the Internal Revenue Service and any other governmental agency having a right to know such information, pursuant to a court order, to its attorneys, lenders, subtenants, assignees, and in connection with any litigation or dispute resolution process between Landlord and Tenant concerning this Lease. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. If Tenant's audit shows that Operating Costs are overstated by more than five percent (5%), then Landlord agrees to pay the reasonable costs of such audit, not to exceed Five Thousand and 00/100 Dollars ($5,000.00) per audit. Landlord shall reimburse to Tenant within thirty (30) days following Landlord's receipt of Tenant's audit the amount of Operating Costs which Tenant has overpaid.

          3.3  Payment of Rent.  All amounts payable or reimbursable by Tenant
               ---------------
under this Lease, including late charges and interest (collectively, "Rent"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the cash amount specified in the Basic Lease Information under Security Deposit and on or before the Building 20 Commencement Date, the letter of credit identified in Section 36 below as the Security Deposit (collectively, the "Security Deposit", which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant's obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 36 below) of the letter of credit. Within thirty (30) days after the expiration or termination of this Lease, Landlord shall promptly return the Security Deposit to Tenant in accordance with the provisions of California Civil Code Section 1950.7 or any successor statute thereto; provided, however, that if Tenant is then in default or there is an outstanding Claim (as defined in Section 10.1 below) for which Landlord has made written demand upon Tenant, then Landlord shall be entitled to withhold one hundred twenty-five percent (125%) of Landlord's reasonable estimate of the amount that Tenant owes Landlord on account of such default or claim until there is settlement, resolved litigation, or other disposition determining the validity of the right of Landlord to withhold such amount. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease.

5.  USE AND COMPLIANCE WITH LAWS.

          5.1  Use. DIVA Systems Corporation and any Permitted Transferee of
               ---
Tenant under this Lease (as that term is defined in Section 14.9) may use the Premises only for general business office purposes, software engineering, software research and development, television cable operations, sales of Tenant's products and services, and administrative functions associated with all such uses, and for no other use or purpose. Any Transferee (other than DIVA Systems Corporation or any Permitted Transferee) may use the Premises only for general business office purposes, light industrial, office flex and research and development uses consistent with a high quality light industrial/research and development park and for no other use or purpose; provided, further that any such Transferee shall not use heavy machinery in manufacturing, and shall fully comply with the provisions of Section 5.2 below. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27
- Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance.
Without limiting the foregoing, the Premises shall not be used to manufacture goods or products, for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office (except as incidental to the permitted use contained above), studios for radio, television or other media, travel agency or reservation center operations or uses. Notwithstanding the foregoing, DIVA Systems Corporation and any Permitted Transferee (but not any other Transferee) shall have the right to use (a) up to three thousand (3,000) square feet of rentable area within the Premises as an in-house travel agency, (b) the Premises for customer service, (c) from time to time a portion of the Premises for training of and by the employees, contractors, suppliers and consultants, so long as the number of people attending such training at any given time comply with the parking limitations contained in Section 35 of this Lease, and (d) the Premises for studios and edit suites for the development of educational products so long as such use is incidental to the business of DIVA Systems Corporation or any Permitted Transferee. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause unreasonable noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof.

          Tenant shall honor and comply with the terms of all recorded covenants, conditions and restrictions relating to the Property to the extent that such restrictions govern or relate to the use or occupancy of the Premises and the common areas of the Project serving the Premises.

          5.2  Hazardous Materials.
               -------------------

               (a)  Definitions.
                    -----------

                    (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
(S)9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.
        -- ---
(S)6901 et seq., or (B) that is toxic, explosive, corrosive, flammable,
        -- ---
radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                    (2) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                    (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises in connection with or involving Hazardous Materials.

                    (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

               (b) Tenant's Covenants. No Hazardous Materials shall be Handled
                   ------------------
by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

               (c) Compliance. Tenant shall at Tenant's expense promptly take
                   ----------
all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

               (d) Landlord's Rights. Landlord shall have the right, but not the
                   -----------------
obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If Tenant has violated the provisions of this Section 5.2, then Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

               (e) Tenant's Indemnification. Tenant agrees to indemnify,
                   ------------------------
defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

               (f) Landlord's Responsibilities. Landlord shall not use any of
                   ----------------------------
the Land or Building for any activities involving the use, generation, handling, release, threatened release, treatment, storage, discharge, disposal or transportation of any Hazardous Materials, except in such quantity or concentration that is customarily used, stored or disposed in the ordinary course of the business so long as such activity duly complies with applicable Laws and good business practice. If Landlord violates the foregoing covenant resulting in an Environmental Claim (as hereinafter defined) with respect to the Premises, then Landlord agrees to (a) notify Tenant immediately of any such Environmental Claim and (b) clean up any contamination in full compliance with all applicable Laws. Any Environmental Claim for Hazardous Materials either (i) existing on the Property on the date of this Lease, or (ii) not caused by Handling by Tenant shall not be included in Operating Costs or otherwise be the responsibility of Tenant; provided, however, Tenant shall be responsible for any Environmental Claim for Hazardous Material to the extent of any Handling by Tenant of Hazardous Materials, as otherwise provided in this Section 5.2. "Environmental Claim" means any claim, demand, action, cause of action, suit, damage, punitive damage, fine, penalty, expense, liability, criminal liability, judgment, or governmental investigation relating to remediation or compliance with requirements of Laws covering Hazardous Materials. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require remediation and any claim based upon any asserted or actual breach or violation of any requirements of any Laws covering Hazardous Materials.


6.  TENANT IMPROVEMENTS & ALTERATIONS.

          6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "Tenant Improvements"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring ("Alterations"), without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant shall have the right to make installations and changes to the telephone and data communication wiring without Landlord's consent on the conditions that Tenant (x) remove all such telephone and data communication wiring at the expiration or termination of this Lease and
(y) obtain Landlord's prior written consent to any boring or cutting through structural or load-bearing portions of the Premises, which consent shall not be unreasonably withheld so long as such boring or cutting does not affect the structural integrity of the Building, and Tenant complies with any requirements of Landlord's independent structural engineer. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord's prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Twenty-Five Thousand Dollars ($25,000), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions (except that Tenant shall not be required to obtain Landlord's approval of any plans or specifications therefor). Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may reasonably impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals);
(ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld, provided that contractors and subcontractors for Alterations affecting either the structure of the Building, or the Building Systems are bondable, are experienced and have done work in buildings similar to the Buildings; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

          6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license.
Tenant shall reimburse Landlord upon demand for any third party out-of pocket expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

          6.3 Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after Tenant receives actual notice of the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 -Interest). Tenant shall give Landlord at least ten
(10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

          6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install, maintain and remove at any time furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises, which Trade Fixtures shall include any of the following installed by Tenant and paid for with Tenant's funds: (i) generator providing uninterrupted power supply;
(ii) transfer switch; (iii) security systems; (iv) computer servers; (v) cafeteria equipment; (vi) dumpsters; and (vii) signage. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.  MAINTENANCE AND REPAIRS.

          7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. Notwithstanding the foregoing, prior to the Commencement Date Landlord shall cause the roof and the roof membrane, the window film and the following systems (the "MEP Systems") to be inspected and placed in good working order and repair: (i) existing electrical, (ii) existing plumbing, and (iii) existing heating, ventilating and air-conditioning. If, during the first ninety (90) days of the Term, the roof, the roof membrane, the window film or any MEP System is not in the condition required by the foregoing sentence, Tenant shall notify Landlord of the need for repair within ninety (90) days following the Commencement Date, and the repair shall be promptly be completed by Landlord at no cost to Tenant. Tenant shall be responsible to clean, maintain and repair the Premises, including providing janitorial services and disposal of trash (provided, however, that the subject of repair of damage caused by fire or any other casualty or by condemnation is governed exclusively by the provisions of Sections 12 and 13 of this Lease); and to that end, during the Term, Tenant, at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including, without limitation, the heating, ventilating and air conditioning system or systems serving the Premises, the electrical and plumbing systems serving the Premises, including the lighting and plumbing fixtures, the restrooms serving the Premises, the roof membrane, interior stairways in the Premises, the interior and exterior glass, plate glass skylights, interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition; provided, however, (x) Tenant may remove any cafeteria equipment existing in the Premises as of the date this Lease is executed, and (y) neither Landlord nor Tenant shall have any obligation to maintain or replace any such existing cafeteria equipment. Prior to the Commencement Date Tenant shall provide Landlord with a copy of a service contract with a licensed commercial Heating, Ventilating and Air-conditioning maintenance company (which contract and company shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld), to maintain, on an ongoing basis (at least quarterly), the heating, ventilating and air-conditioning system serving the Premises.

In addition to the foregoing, Tenant acknowledges that the sewer piping at the Development is made of ABS plastic. Accordingly, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole discretion, Tenant shall allow only ordinary domestic sewage to be placed in the sewer system from the Premises. UNDER NO CIRCUMSTANCES SHALL TENANT EVER PLACE, OR ALLOW TO BE PLACED, ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS OR SEWER SYSTEM, FROM THE PREMISES.

          7.2 Landlord shall to the extent necessary to maintain the Project in a first class condition: (a) maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, landscaping, and the public and common areas outside of the Building, (b) wash the exterior windows of the Building on a periodic basis, (c) caulk exterior window joints and concrete slabs and (d) paint the exterior of the Building, all of which shall be included as a part of Operating Costs, subject to the terms and conditions contained in Section 3.2 of this Lease. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.
As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

          7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

               (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

               (b) To change the Building's name or street address, provided that Landlord shall pay Tenant's reasonable costs of changing stationery and business cards resulting from any change in the Building's name or street address to the extent such stationery and business cards are existing and on hand at the Premises;

               (c) To install and maintain any and all signs on the exterior and interior of the Building;

               (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas, subject to the provisions of Section 37 of this Lease); and

               (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

               (f) In exercising its rights under Subsections (a), (c) and (d) of this Section 7.2, Landlord shall not reduce the size of the Premises, or permanently, materially and adversely affect Tenant's access to and use of the Premises, or materially change Tenant's signage rights, except only as may be required to comply with Laws or as a result of any fire or other casualty or Condemnation.

8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.  UTILITIES.

          9.2  Payment for Utilities and Services.
               ----------------------------------

               (a) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of any lights, machines or equipment used by Tenant in the Premises, then Tenant shall be responsible, at Tenant's sole cost and expense, to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment, subject to the provisions of Section 6.1 of this Lease.

               (b) Electricity, water, sanitary sewer and any gas will be separately metered for the Premises. Tenant shall pay directly to the utility services provider prior to delinquency all charges for water, gas, electricity, telephone and other telecommunication services, janitorial service, trash pick-up, sewer and all other services consumed on or supplied to the Premises, and all taxes, levies, fees and surcharges thereon.

          9.3  Interruption of Services.  In the event of an interruption in or
               ------------------------
failure or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10.  EXCULPATION AND INDEMNIFICATION.

          10.1  Landlord's Indemnification of Tenant.  Landlord shall indemnify,
                ------------------------------------
protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

          10.2  Tenant's Indemnification of Landlord.  Tenant shall indemnify,
                ------------------------------------
protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or
(d) claims by third parties for any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives. This Section shall not apply to Hazardous Materials, the subject of which is governed by the provisions of
Section 5.2 of this Lease.

          10.3  Damage to Tenant and Tenant's Property.  Landlord shall not be
                --------------------------------------
liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

          10.4  Survival.  The obligations of the parties under this Section 10
                --------
shall survive the expiration or termination of this Lease.

11.  INSURANCE.

          11.1  Tenant's Insurance.
                ------------------

               (a) Liability Insurance.  Tenant shall maintain in full force
                   -------------------
throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Four Million Dollars ($4,000,000.00) each occurrence for bodily injury and property damage combined, Four Million Dollars ($4,000,000.00) annual general aggregate, and Four Million Dollars ($4,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) [intentionally deleted]; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (iv) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

               (b) Property Insurance. Tenant shall at all times maintain in
                   ------------------
effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

               (c) Requirements For All Policies. Each policy of insurance
                   -----------------------------
required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

               (d) Updating Coverage.  [Intentionally deleted].
                   -----------------

               (e) Certificates of Insurance. Prior to occupancy of the Premises
                   -------------------------
by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

          11.2  Landlord's Insurance.  During the Term, to the extent such
                --------------------
coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

          11.3  Mutual Waiver of Right of Recovery & Waiver of Subrogation.
                ----------------------------------------------------------
Notwithstanding any other provision in this Lease to the contrary, Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.  DAMAGE OR DESTRUCTION.

          12.1  Landlord's Duty to Repair.
                -------------------------

               (a) If all or a substantial part of either Building in which the Premises is located are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to

Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, in no event shall Landlord have any obligation for repair or restoration for any of Tenant's personal property, Trade Fixtures or Alterations.

               (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

          12.2  Landlord's Right to Terminate.  Landlord may elect to terminate
                -----------------------------
this Lease following damage by fire or other casualty under the following circumstances:

               (a) If, in the reasonable judgment of Landlord, the Premises and that part of the Property that is damaged which renders the Premises untenantable or inaccessible cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

               (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason (other than Landlord's failure to maintain the "all risk" insurance required under Section 11.2 of this Lease), made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs and Landlord notifies Tenant in writing that Landlord has elected not to restore the Premises but instead intends to either (x) demolish the Premises without the intent to restore it to substantially its original condition within six (6) months after such demolition, or (y) replace the Premises with a substantially different structure; provided, however, Landlord shall not have the right to terminate this Lease pursuant to the provisions of this Subsection
(b) if Landlord restores or repairs the Premises within one (1) year following the date of any such fire or other casualty. In determining whether or not adequate proceeds are available to Landlord, the following funds shall be taken into account: (i) proceeds from Landlord's insurance policies actually received by Landlord, (ii) any additional funds Landlord elects to make available for such purpose at Landlord's sole option, (iii) any funds Tenant elects to make available for such purpose at Tenant's sole option (which option Tenant may exercise by written notice to Landlord within thirty (30) days after Landlord notifies Tenant that Landlord elects to terminate the Lease under this subsection) and (iv) any payments of Operating Expenses which relate to insurance deductibles paid by Tenant in the 12 months following the casualty;

               (c) If either Building in which the Premises is located is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore such Building would exceed fifty percent (50%) of the full replacement cost of such Building; or

               (d) If the fire or other casualty occurs during the last year of the Term, and the repairs and restoration would either (i) take longer than ninety (90) days to complete following the date of the fire or other casualty, or (ii) would not be completed at least ninety (90) days prior to the expiration of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

          12.3  Tenant's Right to Terminate.  If all or a substantial part of
                ---------------------------
the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if
(a) Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to
Section 12.2 - Landlord's Right to Terminate, or (b) if the fire or other casualty occurs during the last year of the Term, and would either (i) take longer than ninety (90) days to complete following the date of the fire or other casualty, or (ii) would not be completed at least ninety (90) days prior to the expiration of the Term, then Tenant may elect to terminate this Lease during the last year of the Term by giving Landlord written notice of such election to terminate within thirty (30) days following the determination of the time to repair or restore.

          12.4  Waiver.  Landlord and Tenant each hereby waive the provisions of
                ------
California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.  CONDEMNATION.

          13.1  Definitions.
                -----------

               (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

               (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

          13.2  Effect on Lease.
                ---------------

               (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

               (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

               (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

          13.3  Restoration.  If this Lease is not terminated as provided in
                -----------
Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

          13.4  Abatement and Reduction of Rent.  If any portion of the Premises
                -------------------------------
is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

          13.5  Awards.  Any Award made shall be paid to Landlord, and Tenant
                ------
hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

          13.6  Waiver.  Landlord and Tenant each hereby waive the provisions of
                ------
California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.  ASSIGNMENT AND SUBLETTING.

          14.1  Landlord's Consent Required. Tenant shall not assign this Lease
                ---------------------------
or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer" and the transferee in any transfer is referred to herein as a "Transferee"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease. The term "Transfer" shall include any direct or indirect transfer of ownership interest of the entity, whether in one transaction or in a series of related transactions, that results in any person or entity (or group of related persons or entities) becoming the owners of fifty percent (50%) or more of the ownership interests of the entity (a "Change of Control"); provided, however, that none of the following shall constitute a Transfer, or be considered in determining whether or not a Change of Control has occurred: (i) any transfer of stock in a corporation that is the Tenant if the stock of such corporation is publicly held and traded through an exchange or over the counter; (ii) if Tenant is a corporation, any public or private placements or offerings of Tenant's stock, including any initial public offering of such stock; and (iii) the issuance of warrants or stock options to purchase Tenant's stock, and the exercise of purchase rights under any such warrants or stock options.

          14.2  Reasonable Consent.
                ------------------

               (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under
Section 14.7 - Landlord's Right to Space.

               (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for

Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to initially occupy at least seventy-five percent (75%) of the portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the nature or character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, or (v) the proposed Transfer would have the effect of materially decreasing the value of the Project or materially increasing the expenses associated with operating, maintaining and repairing the Project.

          14.3  Excess Consideration. If Landlord consents to the Transfer,
                --------------------
Landlord shall be entitled to receive as Additional Rent hereunder, fifty percent (50%) of all "Sublease Profits" (as defined below). "Sublease Profits " shall mean, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant for the sublease over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less any and all direct, out-of-pocket expenses and cash concessions, including costs for necessary Alterations and brokerage commission, paid by Tenant to procure the assignee or subtenant ("Subleasing Expenses "). In the case of an assignment, the term "Sublease Profits" shall mean any consideration paid by the Transferee for the assignment, less the amount of Subleasing Expenses paid by Tenant with respect to such assignment transaction. With respect to when payment is to be made to Landlord of its share of Sublease Profits (i) in the case of an assignment, Tenant shall first be entitled to recover all Subleasing Expenses with respect to such assignment as and when consideration is received from the assignee, and thereafter as additional consideration (if any) is received, Landlord's share thereof shall be paid to it by Tenant within ten (10) days after receipt by Tenant; and (ii) in the case of a sublease, all Subleasing Expenses shall be amortized over the term of the sublease in question, and as any excess of the rent and other consideration payable by the Subtenant over the amount of Base Rent and Additional Rent payable hereunder, applicable to the sublease space is received by Tenant, Tenant shall be entitled to first recover accrued amortization of the Subleasing Expenses, and from any remaining amount Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt thereof, fifty percent (50%) of such remaining amount.

          14.4  No Release Of Tenant.  No consent by Landlord to any Transfer
                --------------------
shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each assignee of the Lease shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. If, in connection with any such Transfer, Tenant gives Landlord a written request for Landord to provide an estoppel certificate, then Landlord agrees to use reasonable efforts to provide to the Transferee a certificate stating whether or not this Lease is in full force and effect, describing any amendments or modifications hereto, the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, and whether Landlord in good faith beleives to be true to the best of its knowledge that either party hereto is in default under the terms of the Lease.

          14.5  Expenses and Attorneys' Fees.  Tenant shall pay to Landlord on
                ----------------------------
demand all costs and expenses (including reasonable attorneys' fees not to exceed $1,000.00 per request for Landlord's consent to a Transfer) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

          14.6  Effectiveness of Transfer.  Prior to the date on which any
                -------------------------
permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or (attached hereto as Exhibit G) or Consent to Sublease (attached hereto as Exhibit H) executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

          14.7  Landlord's Right to Space.  Notwithstanding any of the above
                -------------------------
provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease which cumulatively results in Tenant subleasing (whether to one or more entities) one full floor (20,707 contiguous rentable square feet) or more of the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant only if the sublease is to expire less than nine (9) months prior to the scheduled expiration date of this Lease; provided, however, a change in control of Tenant shall not, by itself, entitle Landlord to terminate this Lease pursuant to the provisions of this Section 14.7. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent, Tenant's Share, the Security Deposit and the amount of the Letter of Credit under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

          14.8  Assignment of Sublease Rents.  Tenant hereby absolutely and
                ----------------------------
irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

          14.9  Permitted Transfers. Notwithstanding any provision contained in
                -------------------
the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to engage in any of the following transactions (each a "Permitted Transfer") and to Transfer the Lease to any of the following entities (each, a "Permitted Transferee"):
(i) a merger, consolidation, or non-bankruptcy reorganization involving Tenant, whether or not Tenant is the surviving corporation, including any of the foregoing where Tenant's interest in the Lease is transferred to the surviving corporation; (ii) a transfer of Tenant's interest in this Lease to a purchaser of at least ninety percent (90%) of Tenant's assets as an ongoing concern; and
(iii) a transfer of Tenant's interest in this Lease to an "Affiliate" of Tenant. In addition, if Tenant experiences a Change of Control where Landlord's consent is required, and such consent is obtained, such Change of Control shall also constitute a "Permitted Transfer". The provisions of Sections 14.2, 14.3 and
14.7 shall not apply with respect to a Permitted Transfer, but any transfer pursuant to the provisions of this Section 14.9 shall be subject to all other terms and conditions of this Lease, including the provisions of this Section
14.9. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term "Affiliate" of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant's parent, as the case may be. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant's right to Transfer to an Affiliate pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord's prior written consent pursuant to the provisions of Section 14.2.

15.  DEFAULT AND REMEDIES.

          15.1  Events of Default. The occurrence of any of the following shall
                -----------------
constitute an "Event of Default" by Tenant:

               (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due.

               (b)  Tenant abandons the Premises.

               (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below, and such failure is not cured within five (5) days after Landlord notifies Tenant in writing of such failure.

               (d) Tenant violates the restrictions on Transfer set forth in
Section 14 - Assignment and Subletting.

               (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

               (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

               (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently and continuously proceeds with all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice, provided, however if such failure, by its nature, is not capable of being cured within such ninety (90) day period, then Tenant shall have such additional time to cure such failure so long as Tenant is diligently and continuously proceeding with all actions necessary to cure such failure as soon as reasonably possible.

          15.2  Remedies.  Upon the occurrence of an Event of Default, Landlord
                --------
shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

               (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

               (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

               (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

               (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.  LATE CHARGE AND INTEREST.

          16.1  Late Charge.  If any payment of rent is not received by Landlord
                -----------
when due, Tenant shall pay to Landlord on demand as a late charge ("Late Charge") an additional amount equal to four percent (4%) of the overdue payment. Notwithstanding the foregoing, Tenant shall not be obligated to pay a Late Charge on the first payment of rent not received by Landlord when due in any consecutive twelve (12) month period unless Tenant does not pay such rent within five (5) days after written notice from Landlord (the "Past Due Notice") that such payment of rent is past due. Tenant shall pay the Late Charge to Landlord on demand commencing with the second (2nd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period. A Late Charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

          16.2  Interest.  In addition to the late charges referred to above,
                --------
which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

          19.1  Surrender.  Upon the expiration or termination of this Lease,
                ---------
Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade

Fixtures and all Alterations that Landlord has elected to require Tenant to remove (all such property being herein called "Tenant's Removal Property") as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove Tenant's Removal Property, and Tenant shall pay Landlord on demand for all costs of removal and storage of Tenant's Removal Property and for any other damages incurred by Landlord as a result of Tenant's failure to remove Tenant's Removal Property from the Premises at the expiration or termination of this Lease. Landlord shall also have the right to retain or dispose of all or any portion of Tenant's Removal Property if Tenant does not pay all such costs and retrieve the property within twenty (20) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such Tenant's Removal Property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

          19.2  Holding Over.  If Tenant (directly or through any Transferee or
                ------------
other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be one hundred seventy-five percent (175%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.  ENCUMBRANCES.

          20.1  Subordination.  This Lease is expressly made subject and
                -------------
subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise and such holder agrees to recognize the rights of Tenant under the Lease, all so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Landlord agrees to use reasonable good faith efforts to obtain within 60 days after execution of this Lease, a Subordination, Attornment and Non-Disturbance Agreement (the "SNDA") from the holder of any Encumbrance existing at the date of this Lease pursuant to the provisions contained above; provided, Landlord's failure to obtain an SNDA shall not affect the validity of this Lease. Tenant shall be responsible for all costs and fees charged by any holder of an Encumbrance to prepare or negotiate an SNDA.

          20.2  Mortgagee Protection.  Tenant agrees to give any holder of any
                --------------------
Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

          21.1  Estoppel Certificates.  Within ten (10) days after written
                ---------------------
request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating whether or not this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request to the extent Tenant in good faith believes to be true to the best of its knowledge, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). If Tenant fails timely to execute and deliver such certificate as provided above, then Landlord and the addressee of such certificate shall be entitled to rely upon the information contained in the certificate submitted to Tenant as true, correct and complete, and Tenant shall be estopped from later denying, contradicting or taking any position inconsistent with the information contained in such certificate. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

          21.2  Financial Statements. Within ten (10) days after written request
                --------------------
therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. To the extent such financial information is not publicly available, Landlord shall not disclose details of such financial statements except (x) pursuant to court proceedings, and (y) to Landlord's (a) directors, (b) shareholders, (c) officers, (d) those employees of Landlord and of Landlord's agents who have a need to know, (e) accountants, (f) auditors, (g) lenders and/or Mortgagee, (h) purchasers, (i) potential lenders and/or Mortgagees and purchasers, and (j) attorneys. Landlord shall use all reasonable efforts to prevent such persons or employees of such entities from disclosing details of Tenant's financial statements.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 -

Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Tenant shall be responsible for all security measures for the Premises, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building to prevent any threat of property loss or damage, bodily injury or business interruption. Landlord shall have no security responsibility for the Premises or the Project. Landlord, its agents and employees shall have no liability to Tenant for the implementation or exercise of, or the failure to implement or exercise, any security measures for the Premises or the Project, or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (other than, with respect to Tenant the payment of Base Rent, Additional Rent or any other charge payable by Tenant to Landlord under this Lease), including Landlord's obligations under the Construction Rider and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant, as the case may be, shall be extended for a period equivalent to the period of such delay, interruption or prevention. The inability to pay money shall in no event constitute force majeure.

27.  RULES AND REGULATIONS.  Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C
                                                                       ---------
to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY'. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for Landlord's breach of its obligations under this Lease is limited solely to (a) Landlord's interest in the Property as the same may from time to time be encumbered, (b) any Rent prepaid by Tenant to Landlord, (c) proceeds received by Landlord from Landlord's all risk insurance policy covering the Building following a fire or other casualty to the Premises or the Building, if Landlord materially misappropriates such proceeds, and either (i) such proceeds are not used for repair or restoration in accordance with the provisions of Section 12 of this Lease, or (ii) this Lease is not terminated in accordance with the provisions of Section 12 of this Lease, (d) Awards received by Landlord from Condemnation, if Landlord materially misappropriates such Award, and either (iii) the Award is not used for restoration in accordance with the provisions of Section 13 of this Lease, or
(iv) this Lease is not terminated in accordance with the provisions of

Section 13 of this Lease, and (e) subject to the provisions of Sections 4 and 36 of this Lease, Tenant's Security Deposit or letter of credit given by Tenant to Landlord; and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

          29.1  Determination in Good Faith.  Wherever the consent, approval,
                ---------------------------
judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. If (a) Tenant requests Landlord's consent to a Transfer, (b) Landlord withholds consent, and (c) Tenant believes that Landlord unreasonably withheld consent to a Transfer is in violation of the provisions of Section 14 of this Lease, then Tenant shall be entitled to invoke the arbitration provisions of the subsection 33 below to determine whether Landlord unreasonably withheld consent to a Transfer, but Tenant shall not be entitled to monetary damages.

          29.2  No Liability Imposed on Landlord.  The review and/or approval by
                --------------------------------
Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

31.  RELOCATION OF PREMISES. [Intentionally deleted].

32. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33.  ARBITRATION OF SELECTED DISPUTES.

          33.1.  Disputes Subject to Arbitration. If any dispute between
                 -------------------------------
Landlord and Tenant as to whether Landlord has unreasonably withheld consent under Subsection 6.1 Alterations, Subsections 14.1 and 14.2 Consent to Assignment, Exhibit B, or Exhibit C of this Lease arises, and such dispute is not resolved by the parties within ten (10) days after either party gives written notice ("Arbitration Notice") to the other of its desire to arbitrate such dispute, the dispute shall be resolved solely by arbitration in accordance with the provisions of Section 33.2. Landlord and Tenant agree to cooperate in expediting the Arbitration of any dispute subject to arbitration to achieve a prompt resolution of the dispute. Any such arbitration shall be limited exclusively to the matters described in the first sentence of this Section 33.1, and nothing in this Section 33 shall be construed to require Landlord to submit any other dispute to arbitration or otherwise limit Landlord's substantive or procedural remedies against Tenant. In no event shall any provision of this
Section 33 in any way limit or delay exercise of Landlord's rights to pursue an action in unlawful detainer upon the occurrence of an Event of Default (as defined in Section 15.1 - "Events of Default").

          33.2 Arbitration.  Any dispute between the parties that is to be
               -----------
resolved by arbitration as provided in Subsection 33.1 shall be settled and decided by arbitration conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as provided below. Any such arbitration shall be held and conducted in San Mateo, California before a single arbitrator (or three (3) arbitrators) who shall be selected as provided in this Section
33.2. Landlord and Tenant shall endeavor in good faith to agree upon a single arbitrator. If Landlord and Tenant have not agreed upon a single arbitrator within fifteen (15) days after an Arbitration Notice is given, then each party shall select one arbitrator and give the other party written notice of such selection within twenty (20) days after the Arbitration Notice is given. Within ten (10) days of their selection, the two (2) arbitrators so selected shall mutually agree on the selection of a third (3rd) arbitrator. If either party fails timely to give written notice of its selection, the arbitrator timely selected and designated in writing by the other party shall be the sole arbitrator.

   The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

               (a) Any demand for arbitration shall be made by giving an Arbitration Notice and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

               (b) Each arbitrator appointed shall be a former or retired judge or attorney with at least seven (7) years' experience in real property and commercial matters, or a nonattorney with like experience in the area of dispute.

               (c) At the request of either party (and at the expense of the requesting party), proceedings involving the parties shall be reported by a certified shorthand court reporter.

               (d) The arbitrator (or arbitrators) shall prepare in writing and provide to the parties factual findings and a statement of the reasons on which the decisions of the arbitrator (or arbitrators) is based.

               (e) Final decision by the arbitrator (or arbitrators) shall be made within thirty (30) days from the date the arbitration proceedings are initiated.

               (f) The prevailing party shall be awarded reasonable attorneys' fees, and other costs and expenses incurred in connection with the arbitration, and each party shall bear the costs and expenses of expert and nonexpert witnesses called or presented by such party, unless for good cause otherwise determined by the arbitrator (or arbitrators).

               (g) Costs and fees of the arbitrator (or arbitrators) shall be split evenly between Landlord and Tenant, unless for good cause otherwise determined by the arbitrator (or arbitrators).

               (h) The arbitrator (or arbitrators) shall have no power to: (i) add to, modify, detract from, or alter in any way the provisions of this Lease or any amendments or supplements to this Lease; (ii) make any award of punitive or exemplary damages; or (iii) resolve any disputes that the parties have not specifically agreed to arbitrate under this Lease or any amendments or supplements thereto.

               (i) The award of decision of the arbitrator (or arbitrators), which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                                        LANDLORD:

DIVA SYSTEMS CORPORATION,                      SEAPORT CENTRE ASSOCIATES, LLC
a Delaware corporation                         a California limited liability company

                                               By:  CORNERSTONE HOLDINGS, LLC,
By:    ______________________________               a Delaware limited liability company
Name:  Paul M. Cook                                 Manager
Title: Chief Executive Officer
                                                    By:________________________
By:    ______________________________               Name:
Name:  William M. Scharninghausen                   Title:
Title: Chief Financial Officer
                                                    By:________________________
                                                    Name:
                                                    Title:

                                  EXHIBIT A-1
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                                  BUILDING 20
                                  -----------



                         [Floor plan showing location
                       and configuration of Building 20
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT A-2
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                                  BUILDING 21
                                  -----------



                         [Floor plan showing location
                       and configuration of Building 21
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT A-3
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                         LOCATION OF DIESEL EQUIPMENT
                         ----------------------------



                         [Floor plan showing location
                     and configuration of Diesel Equipment
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT A-4
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                           LOCATION OF LOADING RAMP
                           ------------------------



                         [Floor plan showing location
                       and configuration of Loading Ramp
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT A-5
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                        LOCATION OF TRUCK PARKING STALL
                        -------------------------------



                         [Floor plan showing location
                   and configuration of Truck Parking Stall
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                   EXHIBIT B
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                              CONSTRUCTION RIDER
                              ------------------

          1.  Tenant Improvements.  Tenant has inspected and examined the
              -------------------
Premises and has elected to lease the Premises as provided in the Lease on a strictly "AS IS" basis. Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant (subject to Landlord's obligations with respect to the roof, the roof membrane, the MEP Systems and any other matter contained in Section 7.1 of the Lease). Tenant shall enter into a construction contract with Commercial Interior Contractors ("CIC") to construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements") using the customary AIA form, or such other form as are approved by Tenant and CIC, with such modifications as are reasonably acceptable to Tenant and to CIC. Tenant acknowledges and agrees that CIC is an affiliate of Landlord. Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider. CIC will construct the Tenant Improvements at competitive prices, with a fee not to exceed the market rate for other similar sized and type of construction contracts in the San Mateo County, California area. CIC will competitively bid subcontracts, using at least three (3) subcontractors for each proposed subcontract. Other than the fees charged by CIC in accordance with the provisions of the contract between Tenant and CIC, Landlord shall not charge any supervision or management fee in connection with the Tenant Improvements. Notwithstanding anything contained herein, if Tenant terminates its contract with CIC based upon a material default by CIC thereunder, then (a) Tenant shall be entitled to hire any general contractor of its choice, subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and (b) all references in this Construction Rider to "CIC" which follow shall instead refer to the replacement general contractor engaged by Tenant to construct the Tenant Improvements.

               1.1.  Plans.  Tenant has retained Gensler & Associates ("Space
                     -----
Planner"), to prepare a space plan ("Space Plan") for the Premises. Tenant agrees to cause the Space Planner to diligently proceed to prepare the Space Plan and submit the Space Plan to Landlord and Tenant for approval on or before January 13, 1999. Within three (3) Business Days after receipt of Tenant's Space Plan, Landlord shall either (i) approve Tenant's Space Plan, which approval shall not be unreasonably withheld, or (ii) notify Tenant in writing of specific requests for changes and corrections as may be necessary to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the proposed Space Plan accordingly and deliver Tenant's revised Space Plan to Landlord within five (5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Space Plan, Landlord shall either approve the revised Space Plan or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval) which approval shall not be unreasonably withheld. As of January 18, 1999 Landlord has approved the Space Plan.

          Within thirty (30) Business Days after Landlord and Tenant have approved the Space Plan, the Space Planner will prepare and deliver to Landlord and Tenant detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by CIC ("Construction Documents"). Tenant will cause CIC to provide Landlord and Tenant with a cost estimate for the work shown in the Construction Documents. Landlord and Tenant shall respond to the Construction Documents and cost estimate within five (5) Business Days after receipt thereof, specifying any changes or modifications Landlord and Tenant desire in the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Landlord and Tenant for their approval (which approval shall not be unreasonably withheld) and Tenant will cause CIC to provide Landlord and Tenant with a revised cost estimate. Landlord and Tenant shall approve or disapprove the same within three (3) Business Days after receipt which approval shall not be unreasonably withheld. To the extent that revisions to the Construction Documents or the cost estimate are not approved by Landlord and Tenant, Tenant shall continue to cause revisions to be made and resubmitted for approval until final approval is achieved. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

If Landlord fails to give its written response to the foregoing items (Space Plans, Construction Documents) within the time specified hereinabove, then each day of delay beyond the time specified hereinabove for Landlord's response shall be one (1) day of "Landlord Delay." The Commencement Date shall be extended day for day for each day of Landlord Delay, so that the Commencement Date shall be the earlier of (a) June 1, 1999, as extended day for day for each day of Landlord Delay; or (b) the date upon which Tenant actually occupies and conducts business in any portion of the Premises. In addition, if the governmental agency required to issue a building permit for the Tenant Improvements takes longer than six (6) weeks to issue a building permit for the Construction Documents after the Construction Documents are first submitted to such governmental agency, then for each day of delay beyond six (6) weeks for the governmental agency to issue a building permit shall be one-half (1/2) day of "Permit Delay." The Commencement Date shall be extended by one-half (1/2) day for each day of Permit Delay, so that the Commencement Date shall be the earlier of June 1, 1999, as extended one-half (1/2) day for each day of Permit Delay; or
(b) the date upon which Tenant actually occupies and conducts business in any portion of the Premises.

               1.2.  Construction. Upon approval by Landlord and Tenant of the
                     ------------
Final Construction Documents and the Final Cost Estimate, Tenant shall use reasonable efforts to cause CIC to Substantially Complete the Tenant Improvements in Building 20 on or prior to the Building 20 Commencement Date, and the Tenant Improvements in Building 21 on or prior to the Building 21 Commencement Date (or, in each case, as near as possible to such date as is practicable, using reasonable efforts). The Tenant Improvements shall be deemed to be "Substantially Complete" when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Complete shall also define the terms "Substantial Completion" and "Substantially Completed.")

  Following Substantial Completion of the Tenant Improvements (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord, CIC and Tenant shall inspect the applicable portion of the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. CIC shall complete the items set forth in the punch list as soon as reasonably possible.

               1.3.  Cost of Tenant Improvements. Landlord shall contribute (the
                     ---------------------------
"Allowance") up to $15.00 per rentable square foot in the Premises toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements in each of the Buildings. Tenant may construct Tenant Improvements in the two (2) Buildings at separate times. The Allowance for each Building shall not be used for the costs of Tenant Improvements in the other Building. In no event shall Landlord be obligated to pay any portion of the Allowance for (i) any Tenant Improvements not completed by March 31, 2000, or (ii) for any request Landlord receives from Tenant after April 30, 2000 for payment of the Allowance. Landlord shall also contribute (the "Additional Allowance") up to One Hundred Forty Thousand Dollars ($140,000) toward the design and construction of Tenant's loading dock, truck parking stall and a ramp to comply with ADA at the exterior of Building 20. In no event shall the Allowance or the Additional Allowance be used for cost of furniture, fixtures, cabling and telecommunication. The balance, if any, of the cost of the Tenant Improvements ("Additional Cost"), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. As construction of Tenant Improvements progresses, within ten (10) Business Days after Landlord receives from Tenant each request for payment (each request being a "Construction Draw"), which request shall be accompanied by "Supporting Information," Landlord shall disburse portions of the Allowance and the Additional Allowance to Tenant based upon an invoice from CIC for work completed in construction of Tenant Improvements; provided, however, Landlord shall not be obligated to disburse portions of the Allowance and the Additional Allowance more often than once per month. The "Supporting Information" shall include (a) an invoice from CIC based upon work then completed, less (i) previous disbursements and (ii) retainage of ten percent (10%), (b) a cost breakdown of the work completed by trade or category, with the amount of previous disbursements by trade or category, (c) conditional and unconditional lien releases from CIC and the applicable subcontractors and suppliers (or, in lieu of such lien release, a statutory lien release bond, or other security or monetary assurances financially equivalent to a statutory lien release bond reasonably satisfactory to Landlord, providing Landlord with appropriate and adequate protection against any mechanics liens claims that may be made by a subcontractor or supplier not providing an appropriate lien release), and (d) any other information reasonably requested by Landlord's lender which is funding construction costs of the Property. In no event shall

Landlord be obligated to contribute more than the Allowance and the Additional Allowance toward all the costs of the Tenant Improvements and any permits and inspections required in connection with the construction thereof. If Landlord does not pay to Tenant a Construction Draw within ten (10) Business Days after Landlord receives a Construction Draw with all the applicable Supporting Information, then Landlord shall pay interest on the unpaid portion of the Construction Draw at the Interest Rate commencing ten (10) Business Days after Landlord receives such Construction Draw until such Construction Draw is paid in full.

               1.4.  Changes. If Tenant requests any change, addition or
                     -------
alteration in or to any Final Construction Documents ("Changes") Tenant shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans. As soon as practicable after the completion of such additional Construction Documents, CIC shall notify Landlord and Tenant of the estimated cost of the Changes. Within three (3) Business Days after receipt of such cost estimate, Landlord and Tenant shall notify the other party in writing whether each party approves the Change (which approval shall not be unreasonably withheld). If Landlord and Tenant approve the Change, CIC shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change.

          1.5.  Delays.  [Intentionally deleted].
                ------

          2.  Delivery of Premises. Upon complete execution of this Lease,
              --------------------
Landlord shall deliver possession of the Premises to Tenant.

          3.  Access to Premises.  Landlord shall allow Tenant and Tenant's
              ------------------
Representatives to enter the Premises upon complete execution of this Lease to permit Tenant to construct Tenant Improvements; provided, however, that prior to such entry of the applicable portion of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry.

     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the applicable Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

          4.  Ownership of Tenant Improvements. All Tenant Improvements, whether
              --------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease; provided, however, that with respect to any Tenant Improvements installed by Tenant with Tenant's funds (but not financed with the Allowance or the Additional Allowance), such Tenant financed Tenant Improvements (i) shall be the property of Tenant during the Lease Term, but Tenant shall not be entitled to remove such improvements, (ii) such Tenant Improvements shall become the property of Landlord upon the expiration or earlier termination of the Lease Term without any obligation on the part of Landlord to pay Tenant any compensation for such Tenant Improvements; and (iii) Tenant shall have the right to claim any tax deductions for amortization or depreciation associated with such Tenant Improvements installed by it.

                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                   EXHIBIT C
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                                BUILDING RULES
                                --------------

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1.  Use of Common Areas. Tenant will not obstruct the common areas outside
         -------------------
of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises; provided, however, Tenant shall have the right to place outdoor furniture in the location identified on Exhibit A as "Tenant's Outdoor Seating" for the exclusive use of Tenant, Tenant's employees and customers, provided that (a) Landlord shall not be responsible to monitor or enforce Tenant's exclusive use of Tenant's Outdoor Seating, and (b) Tenant shall, at Tenant's cost and expense, maintain Tenant's Outdoor Seating, including removing each day all trash and debris associated therewith. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

     2.  No Access to Roof.  Tenant has no right of access to the roof of the
         -----------------
Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building. Notwithstanding the foregoing, Landlord hereby consents to entry by (a) Tenant's HVAC contractor onto the roof for service of the HVAC units, and (b) Tenant and its contractors for the performance of any maintenance or repair which is Tenant's obligation under this Lease and where access to the roof is reasonably required to perform such obligation, including maintenance of the satellite equipment, subject to reasonable rules and regulations of Landlord, and provided that Tenant and any such contractor shall be responsible for any damage Tenant or such contractor causes to the roof.

     3.  Signage. Tenant shall have the right, at Tenant's sole cost and
         -------
expense, to install a sign upon a monument to be located near the entrance to one of the Buildings, subject to Landlord's reasonable approval, and subject to ordinances, regulations and any approval from the City of Redwood City. Landlord shall, at Landlord's sole cost and expense, construct a monument near the entrance to one of the Buildings, subject to approval of the City of Redwood City. Upon Tenant's written request Landlord shall construct a second monument, at Tenant's sole cost and expense, near the entrance of the Building at which the first monument is not located, subject to ordinances, regulations and any approval from the City of Redwood City. Such second monument shall be consistent with the first monument. Tenant shall reimburse Landlord the costs of any second monument with thirty (30) days after the date Landlord invoices Tenant the costs therefor. Tenant shall have the right, at Tenant's sole cost and expense, to install a sign upon any such second monument, subject to Landlord's reasonable approval, and subject to ordinances, regulations and any approval from the City of Redwood City. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4.  Prohibited Uses. The Premises will not be used for manufacturing, for
         ---------------
the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant may store set-top boxes in the Premises for sale to the general public so long as delivery to the purchaser is by shipping from the Premises, and the purchaser does not take physical delivery at the Premises. Tenant will be permitted to have a cafeteria not to exceed 5,000 contiguous rentable square feet in the Premises for preparation, serving and consumption of food by Tenant's employees and customers, so long as all equipment used in connection therewith has been approved by Underwriters' Laboratory (if applicable to such equipment) and so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     5.  Janitorial Services. Tenant will be responsible, at Tenant's expense,
         -------------------
to keep the Premises clean, including periodic janitorial service. Tenant enter into an agreement with a janitorial service to clean the Premises, which contract and janitorial company shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

     6.  Keys and Locks. Tenant will be responsible to install locks to doors
         --------------
and enclosures at the Premises. Tenant will provide Landlord with a key (or access card) for each such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys (and access cards) to any locks or doors in the Premises.

     7.  Freight. Landlord reserves the right to reasonably prescribe the
         -------
weight, size and position of all equipment, materials, furniture or other property brought into the Building.

Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

     8.  Nuisances and Dangerous Substances.  Tenant will not conduct itself or
         ----------------------------------
permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is unreasonably offensive or annoying to any other tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Project. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.

     9.  Building Name and Address.  Without Landlord's prior written consent,
         -------------------------
Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

     10.  Building Directory.  [Intentionally deleted].
          ------------------

     11.  Window Coverings.  No curtains, draperies, blinds, shutters, shades,
          ----------------
awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord shall have the right to reasonably control all lighting within the Premises that may be visible from the exterior of the Premises.

     12.  Floor Coverings.  Tenant will be liable for the cost of repair of any
          ---------------
damage resulting from the removal of any floor covering by Tenant or its contractors, employees or invitees.

     13.  Wiring and Cabling Installations.  No boring or cutting through
          --------------------------------
structural or load-bearing portions of the Premises for wires or cables will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as such boring or cutting does not affect the structural integrity of the Building, and Tenant complies with any requirements of Landlord's independent structural engineer. At the expiration or termination of this Lease Tenant shall restore all other portions of the Premises having a detrimental affect from any other boring or cutting for wires or cables done by, or at the request of, Tenant.

     14.  Office Closing Procedures.  [Intentionally deleted].
          -------------------------

     15.  Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls
          -------------------
and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16.  Use of Hand Trucks.  [Intentionally deleted].
          ------------------

     17.  Refuse.  Tenant shall store all Tenant's trash and garbage within the
          ------
Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord. Tenant shall be responsible for removing trash from the Premises. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18.  Soliciting.  [Intentionally deleted].
          ----------

     19.  Parking.  Tenant will use, and cause Tenant's Representatives and
          -------
Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations except to the extent caused by Landlord's gross negligence or willful misconduct. In the event of any conflict between this paragraph 19 and the provisions of Paragraph 37 entitled "Parking" contained in Exhibit D, the latter shall control

     20.  Fire, Security and Safety Regulations.  Tenant will comply with all
          -------------------------------------
safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

     21.  Responsibility for Theft. Tenant assumes any and all responsibility
          ------------------------
for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22.  Sales and Auctions.  Tenant will not conduct or permit to be conducted
          ------------------
any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     23.  Waiver of Rules.  Landlord may waive any one or more of these Building
          ---------------
Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     24.  Effect on Lease. These Building Rules are in addition to, and shall
          ---------------
not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event of any conflict or inconsistency between these Building Rules and the provisions of the Lease, the provisions of the Lease shall control. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

     25.  Non-Discriminatory Enforcement. Subject to the provisions of the Lease
          ------------------------------
(and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

     26.  Additional and Amended Rules. Landlord reserves the right to rescind
          ----------------------------
or amend these Building Rules and/or adopt any other and reasonable non-discriminatory rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein, to the extent that such additional rules and regulations are not inconsistent with the limitations set forth in these approved Rules or with the provisions of the Lease.

                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                   EXHIBIT D
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")


                          ADDITIONAL PROVISIONS RIDER
                          ---------------------------



36.  LETTER OF CREDIT.
     ----------------

     (a) Upon the Building 20 Commencement Date, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C") in an amount equal to $1,000,000.00 ("Face Amount"), issued by a bank or trust company ("Issuer") and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant's obligations under this Lease. Landlord hereby approves Wells Fargo Bank, San Francisco, California as the Issuer. Notwithstanding the foregoing, if Tenant elects to use as Issuer other than Wells Fargo Bank, Landlord shall not unreasonably withhold consent to any other bank as the Issuer of the L/C so long as the Issuer is a national money center bank which has a branch in San Francisco, California and the Issuer has shareholders' equity of at least $1,000,000,000. An L/C in the form attached hereto as Exhibit F is hereby approved by Landlord. The L/C shall name Landlord
          ---------
as beneficiary thereunder and provide that draws, including partial draws, at Landlord's election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer's intent not to extend or renew the L/C. During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 36. In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, upon ten (10) Business Days' notice, shall, concurrent with Landlord's delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord's sole discretion, subject to the criteria for the Issuer contained hereinabove, naming the new landlord as the beneficiary thereof. Landlord shall be responsible for all fees charged by the

Issuer to transfer the L/C to the new entity resulting from any such sale or other transfer of any interest in the Building, the Land, this Lease or Landlord.

Tenant's failure to perform or observe any of the covenants set forth in this
Section 36 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall not constitute an Event of Default under this Lease (provided, however, that Tenant's failure to deliver to Landlord the L/C upon the Building 20 Commencement Date shall constitute an Event of Default without the requirement of any notice from Landlord). Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease. If Landlord draws on the L/C, then upon Tenant curing the covenant which entitled Landlord to draw on the L/C, Tenant shall have the right, upon ten (10) days prior written notice to Landlord, to obtain a refund from Landlord of any unapplied proceeds of the L/C which Landlord has drawn upon, any such refund being conditioned upon Tenant simultaneously delivering to Landlord a new, replacement L/C in the amount required hereinabove, and meeting the requirements contained herein. If Landlord has applied a portion of the L/C which Landlord has drawn upon toward the payment or performance of Tenant's obligations under the Lease, then the amount of the refund from Landlord to Tenant pursuant to the provisions of this paragraph will be less than the amount of the replacement L/C.

     (b) If as of the third (3rd) and each subsequent anniversary date following the Commencement Date, no prior or current Event of Default has occurred under the Lease during the eighteen (18) months preceding such anniversary date, the Face Amount of the L/C may be immediately reduced by $200,000.00 on each anniversary date of the Commencement Date, commencing with the third (3rd) anniversary date of the Commencement Date and continuing with each anniversary date of the Commencement Date thereafter (the "L/C Burnoff").

     (c) Provided there has been no Event of Default under the Lease during the eighteen (18) months preceding such request, then upon the completion of an initial public offering of the stock of Tenant which results in a market valuation of all issued and outstanding common stock of Tenant that exceeds Five Hundred Million Dollars ($500,000,000.00) (as averaged over the first five [5] days of public trading of Tenant's common stock following the initial public offering), then the Face Amount of the L/C (following any reduction pursuant to the L/C Burnoff) shall be reduced by one-half (1/2) of the then existing Face Amount of the L/C.


     (d) Provided there has been no Event of Default under the Lease during the eighteen (18) months preceding such request, then if for any consecutive three
(3) year period following any initial public offering of Tenant's stock on any public stock exchange the average market valuation of all issued and outstanding common stock of Tenant exceeds Five Hundred Million Dollars ($500,000,000.00), then the requirement for the L/C shall be terminated and any then existing L/C shall be returned to Tenant.

     (e) At any time after Tenant qualifies for a reduction in the Face Amount, and so long as there has been no Event of Default during the eighteen (18) preceding any such request, the outstanding L/C shall be returned by Landlord to Tenant simultaneously with the issuance and delivery by Tenant to Landlord of a new L/C issued in the correct amount, reflecting the reduction in the Face Amount for which Tenant has qualified. At such time as the requirement for the L/C terminates because of the completion of an initial public offering meeting the requirements set forth above, upon demand Landlord shall return to Tenant the then existing L/C, and Tenant shall have no further obligation under this Lease to deliver or maintain a L/C, and the provisions of this Paragraph 36 shall terminate.


37.  PARKING.

     (a)  Tenant's Parking Rights. Landlord shall provide Tenant, on an
          -----------------------
unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users' sole risk, three (3) parking space in the Parking Facility for each one thousand (1,000) rentable square feet of space leased to Tenant. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking.

     (b)  Availability of Parking Spaces. Landlord shall take reasonable actions
          ------------------------------
to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Project and users of the Parking Facility; provided, however, if after the Commencement Date there is significant interference with Tenant's ability to park in the Parking Facility in the vicinity of the Buildings, then at Tenant's written request to Landlord, Landlord shall designate certain parking spaces in the vicinity of the Buildings as reserved for Tenant and/or Tenant's visitors, as shown on the attached Exhibit F. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

     (c)  Assignment and Subletting.  Notwithstanding any other provision of the
          -------------------------
Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except (i) in connection with a Transfer, or (ii) with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

     (d)  Condemnation, Damage or Destruction. In the event the Parking Facility
          -----------------------------------
is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, subject to the provisions of Subsection (e) below. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

     (e) Notwithstanding any provision contained in the Lease or in this Section 37 to the contrary, if the number of parking spaces available to Tenant in the Parking Facility is permanently reduced due to (i) damage by fire or other casualty or (ii) Condemnation then (x) if the reduction in the number of parking spaces is twenty-five (25) or less, Landlord shall use reasonable efforts to provide, within a reasonable period of time, either within a reasonable walking distance from the Buildings, or at an off-site location within a reasonable distance, including a shuttle service to and from the Premises, both at no additional charge to Tenant, the same number of parking spaces as existed prior to any such reduction, and (y) if the reduction in the number of parking spaces is twenty-six (26) or more, then if Landlord does not provide, within a reasonable period of time, alternative parking arrangements within a reasonable walking distance of the Premises that provide Tenant the same parking capacity as existed prior to any such reduction, Tenant may terminate this Lease by written notice to Landlord within one hundred twenty (120) days after any reduction by twenty-six (26) or more parking spaces.

38.  EXTENSION OPTION.

     Provided that (a) DIVA Systems Corporation has not assigned this Lease other than in connection with a Permitted Transfer (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and any Permitted Transferee and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), (b) DIVA Systems Corporation or its Permitted Transferee is in actual occupancy of at least eighty percent (80%) of all the rentable area in at least one (1) of the Buildings, and (c) there is no uncured Event of Default by Tenant under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "Extension Option") to extend the Term for one (1) additional consecutive period of five (5) years ("Extension Period") with respect to either one or both of the Buildings, by giving written notice to Landlord of the exercise of any such Extension Option at least nine (9) months, but not more than eighteen (18) months, prior to the expiration of the initial Term; provided, however, Tenant shall not have the right to exercised the Extension Option for any Building in which Tenant or its Permitted Transferee does not actually occupy at least eighty percent (80%) of the rentable area. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover either (x) the entire Building, or (y) the entire Premises, as elected by DIVA Systems Corporation or its Permitted Transferee in its notice exercising such Extension Option. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

     (a) "Fair Market Base Rental" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Project and tenants in other similar type buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Project for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable type buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

     (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate appraiser. If Landlord and Tenant are unable to agree upon the name of a licensed real estate appraiser within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord shall select a licensed real estate appraiser, and Tenant shall select a licensed real estate appraiser. The two (2) licensed real estate appraisers shall then within fifteen (15) days thereafter mutually select a third licensed real estate appraiser (the "Arbitrator"). If the appraisers fail to select the Arbitrator within such period of time, then either Landlord may make application to the Presiding Judge of the Superior Court of San Mateo County to appoint the Arbitrator, and any party so designated by the Presiding Judge in response to such application shall be entitled to act as the Arbitrator pursuant to this Section. All licensed real estate appraiser selected pursuant to the provisions of this paragraph must be active in appraising space similar to the Premises in the general vicinity of the Project, and have at least five (5) years experience in appraising space similar to the Building in the general vicinity of the Project. After selection of the appraiser or appraisers in accordance with the provisions of this paragraph, Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such appraiser, or appraisers, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the appraiser; or if Landlord and Tenant do not agree on one appraiser and an Arbitrator is appointed, then as directed by the Arbitrator, if Landlord and Tenant do not promptly agree). If Landlord and Tenant have agreed upon one appraiser, the appraiser shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the appraiser's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the appraiser's cost and fees. If Landlord and Tenant have not agreed upon one appraiser, and there is an Arbitrator appointed, then each of the three (3) appraisers shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and whichever of Landlord's or Tenant's determination is selected by two
(2) or more of the three (3) appraisers shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all costs and fees of all of the appraisers (including the Arbitrator). If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of all costs and fees of all of the appraisers (including the Arbitrator). The appraiser or appraisers may select only between the two (2) determinations of Fair Market Base Rental submitted by Landlord and Tenant, and shall not have the right to average the two determinations of Fair Market Base Rental, or to make any determination of Fair Market Base Rental other than between the two determinations submitted by Landlord and Tenant.

     (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

     (d) In no event shall the Base Rent during any Extension Period be less than $2.54 per month per rentable square foot in the Building or Buildings for which the Term of the Lease is extended pursuant to the provisions of this Extension Option.

     (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

39.  ROOFTOP EQUIPMENT.

     (a) Satellite Dish.  Subject to all other provisions of the Lease, Tenant
         --------------
shall have the non-exclusive right to install on the roof of Building 20 and use during the Term of this Lease in conjunction with the conduct of Tenant's usual business in the Premises up to six (6) satellite dish and other antennas of not more than 112" in diameter each, as such number and size of antennas may be changed by Tenant subject to the terms of this Section 39, so long as any such installation is designed, made, operated, maintained, repaired, replaced as necessary, and removed by Tenant at Tenant's sole cost and expense and at no cost or expense to Landlord, is either (i) not visible from the ground, or (ii) is adequately screened as reasonably approved by Landlord, does not interfere with communications by other tenants in the Project, does not adversely affect the structural integrity of the roof, cause any leaks, and complies at all times with all applicable Laws and governmental regulations and the provisions set forth below, provided, however, that to the extent that the installation of such antennas voids any roof warranty, Landlord shall not be responsible for repairing the roof.

     (b) Request by Tenant & Approval by Landlord.  At least thirty (30) days
         ----------------------------------------
prior to making any installation, Tenant shall submit detailed plans and specifications, describing all aspects of Tenant's proposed installation, including detailed specifications and plans concerning the antenna, all associated equipment, the means of attaching the antenna and associated equipment to the Building, the connections between the antenna and the equipment and the Premises, power requirements, cable specifications, equipment and equipment cabinet dimensions and weights, and such other particulars and details as Landlord may reasonably request in order to have sufficient information to understand the installation proposed by Tenant (collectively, the "Plans"), for review and approval by Landlord and Landlord's consultants, including Landlord's structural engineer. All aspects of the Plans (including the location of any antenna and any associated equipment) shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld, and any approval from all applicable governmental agencies, including ordinances, regulations and any approval from the City of Redwood City.

     (c) Grant of License.  Subject to Tenant's request and Landlord's approval
         ----------------
of Tenant's plans and specifications and written agreement between Landlord and Tenant concerning the location of any antenna and any associated equipment, Landlord hereby grants to Tenant, during the Term of the Lease, for no additional rent or other charge (other than reimbursement of any out-of-pocket expenditures incurred in good faith by Landlord in connection therewith and payment of other costs as provided below), the exclusive right, subject to the other provisions of this Section 39, to use the area within the existing roof fence on the roof of Building 20 (the "Licensed Area") for the purpose of installing, operating, using, maintaining and repairing satellite dishes and other antenna for data communications and associated cabling and equipment as defined and described in the Plans approved by Landlord (the "Equipment") and including the right to connect the Equipment to the Premises. If Tenant desires to locate any satellite dishes or other antenna outside the Licensed Area, then Landlord may designate the location or locations of such the Equipment in its sole discretion, and the designated location for such satellite dishes and other antenna shall be included in the definition of Licensed Area. The Licensed Area shall be included within the term Premises for all purposes under the Lease.

     (d) Use; Compliance with Laws.  The Licensed Area may be used by Tenant
         -------------------------
only for the installation, operation, use, maintenance, repair, replacement and removal of the Equipment, all at Tenant's sole risk and expense and in full compliance with all applicable Laws, which Equipment shall be used only in the conduct of Tenant's business in the Premises. Tenant's right to use the Licensed Area is personal to Tenant and may not be separately assigned or sublet, except in connection with an assignment of the Lease or sublease of the entire Premises consented to by Landlord or in connection with a Permitted Transfer.

     (e) Interference.  Tenant's use of the Licensed Area and Equipment shall
         ------------
not interfere in any manner with Landlord's or any tenant's, occupant's or licensee's use or activities in the Project and shall not damage or interfere with any facilities or equipment of any type installed by Landlord or any other person or entity, including without limitation, the Building Systems and any satellite dishes, antenna, computer or other devices or systems installed at the Property at any time prior to Landlord's approval of Tenant's Plans and Equipment. Landlord shall be entitled to withhold approval until Landlord has been completely satisfied (as determined by Landlord in Landlord's sole and absolute discretion) that installation and use of Tenant's Equipment will not cause any such interference. Tenant agrees, warrants and represents that should any such interference occur, it shall take whatever steps are required to correct such interference within two (2) business days after receiving written notice thereof from Landlord, and that should there occur any material interference with the ability of Landlord or any tenants, occupants or licensees of the Project to communicate in any manner (whether by radio, television, electrical, telephone, computer, microwave or otherwise) that Tenant shall take whatever steps are required to stop such interference within seventy-two (72) hours after receiving written notice thereof from Landlord, but if despite Tenant's steps to stop such interference, the interference continues, then Tenant shall not be obligated to discontinue using the Equipment. Tenant's failure to promptly correct any such interference, as set forth herein, shall constitute an Event of Default and shall entitle Landlord to correct the cause of the interference, and to charge Tenant with all costs so incurred. Tenant agrees that Landlord shall not be responsible for preventing or correcting any interference that may be caused to Tenant's Equipment or its use and that Tenant shall be fully responsible for coordinating and cooperating with other tenants, occupants or licensees who have communications devices at the Project in order to minimize or prevent any interference by or with Tenant's Equipment and its use (except as Landlord may otherwise expressly agree to the contrary at the time Landlord approves Tenant's Plans; for example, based on a particular proposed location for Tenant's antenna, Landlord may agree not to locate anything that would interfere with Tenant's antenna between Tenant's antenna and the edge of the roof).

     (f) Installation and Maintenance of Equipment.  Tenant agrees that the
         -----------------------------------------
Licensed Area will be delivered to it in its AS IS and WHERE IS condition and that Landlord shall have no obligation to modify or install any improvements in the Licensed Area. Prior to installing any of the Equipment or constructing any improvements in the Licensed Area, Tenant shall establish to Landlord's satisfaction that the requirements of Article 11 (Insurance) of the Lease have been satisfied. Tenant shall coordinate the installation of the Equipment with Landlord's roofing contractor. Landlord shall have the right to require reasonable modifications and impose reasonable conditions on Tenant's Plans; provided, however, that Landlord shall have the absolute right, in its sole discretion, to require any changes or impose any conditions on the Plans (including without limitation the right to require which contractors must be used) to the extent the Plans affect the structural integrity of the Building provided, however, Tenant will be permitted to use sufficient mounts to support the Equipment, including the use of a penetrating roof mount (subject to the other provisions of this Section 39), (or such other means of attachment to the roof recommended by Landlord's structural engineer) or any of the Building Systems, or to prevent interference with any other communications devices at the Project (or which Landlord has agreed to install or permit to be installed at the Project) at the time of Landlord's approval, or to minimize the effect of the Equipment on the appearance of the Building (including installing screens and other esthetic improvements). Tenant shall be required, at its own cost, to construct or install any improvements to the Property required by applicable Laws as a result of Tenant's Equipment or improvements or the use or operation thereof. The installation of Tenant's Equipment and construction of all related or required improvements shall be completed by Tenant, at its sole cost, and in full compliance with the Plans approved by Landlord and any conditions imposed by Landlord thereon and the requirements of Article 6 (Alterations) of the Lease. Tenant shall pay all of Landlord's actual costs incurred in the review and supervision of Tenant's efforts, including any fees (not to exceed $3,000.00 for each time that Tenant is to install Equipment) charged by Landlord's structural engineer in connection with such engineer's review and recommendations with respect to the installation of the Equipment. Tenant shall label each cable placed in or on the Building, as well as the antennas, with information as to where the cables originate and where the cables terminate. Tenant shall prominently label any Equipment with appropriate safety warnings when human exposure to radio frequency radiation may exceed the safety standards of any applicable governmental authority. Tenant shall at all times, and at its sole cost, maintain the Equipment and the Licensed Area in a good, orderly, sanitary and safe condition and repair and restore any loss or damage Tenant or any of Tenant's Representatives may cause to the Licensed Area or roof of the Building. Tenant shall have access to the Licensed Area and other portions of the Property at all reasonable times and as necessary for Tenant's installation, operation, use, maintenance, repair, replacement and removal of the Equipment and other improvements installed by Tenant.

     (g) Title to Equipment and Removal.  Tenant shall at all times remain the
         ------------------------------
owner of all the Equipment, which shall not be deemed fixtures, notwithstanding their method of installation or attachment to the Building, and shall pay all Tenant's Taxes with respect to all the Equipment and related improvements constructed or installed by Tenant. On or before the Expiration Date or earlier termination date of the Lease, Tenant shall remove all of the Equipment and all improvements installed or constructed by Tenant, shall restore the Licensed Area and Property to the condition they were in upon installation of Tenant's Equipment, reasonable wear and tear excepted, and shall return the Licensed Area in broom-clean condition; provided, however, that (i) Landlord shall have the right to approve Tenant's contractor and all of Tenant's plans for the removal of the Equipment and improvements and restoration of the Building; and (ii) if any of the improvements installed or constructed by Tenant at the Building penetrated the roof membrane or otherwise in any affected the watertight integrity of the Building's roof, then upon removal of such improvements, Tenant shall provide Landlord with a written warranty, in a form and from a contractor reasonably acceptable to Landlord, warranting the watertight integrity of the roof for a period of one (1) year after removal of such improvements. If Tenant does not remove all of its Equipment and improvements, as required hereunder, Landlord may, at its sole option, either retain such items as its own, without any further actions, notice or compensation to Tenant, or remove and dispose of such items in any manner it chooses, restore the Property as required hereunder and charge Tenant for all costs incurred in that effort.

     (h) Utilities.  Tenant shall pay for all costs of electrical service and
         ---------
other utilities provided to the Licensed Area.

     (i) Relocation.  [Intentionally Deleted].
         ----------

     (j) Indemnification and Waiver.  In addition to the indemnification of
         --------------------------
Landlord set forth in the Lease, Tenant shall indemnify, protect, defend and hold harmless Landlord from any Claims arising out of or resulting from, in whole or in part, any loss, injury or damage occurring or caused to any person or property during the Term (x) in or about the Licensed Area, or the roof of the Building, arising from the acts or omissions of Tenant, its agents, employees, contractors, or others acting under its control or at its discretion, or by the existence of the Equipment and related improvements on the roof of the Building, or (y) within the vicinity of the Building caused by the Equipment becoming detached from the roof, or any part of the Equipment becoming detached from the remainder of the Equipment; provided, however, that the foregoing indemnification by Tenant shall not apply to the extent any such Claims are proven by final judgment to have been caused by acts or omissions of Landlord that constitute gross negligence or willful misconduct. This indemnification shall apply and be enforced to the fullest extent permitted by Law and shall survive termination or expiration of the Term. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims it may have against Landlord, for any loss, injury or damage to any person or property in or about the Licensed Area or the roof of the Building, or resulting from the Equipment becoming detached from the roof, or any part of the Equipment becoming detached from the remainder of the Equipment, any including interruption of services and loss of use of the Equipment, from any cause, without limitation as to type or description and specifically including acts or omissions constituting the active or sole negligence of Landlord, but excluding from all of the foregoing the acts or omissions of Landlord that are proven by final judgment to constitute gross negligence or willful misconduct. Notwithstanding any other provision of the Lease, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. It is the intent of the foregoing provisions that Tenant shall look to its own insurance for payment or reimbursement for any such loss, damage, injury or liability.

     (k) The parties acknowledge that the Project is subject to certain covenants, conditions and restrictions for Seaport Centre (the "CC&R's), which provide in Section 11.8 entitled "Antenna and Other Roof Structure" that no exterior towers, aerials, or other similar structures may be installed on the roof of any building unless approval has been obtained from the appropriate architectural committee under the CC&R's. It shall be a condition for the benefit of Tenant that within thirty (30) days after Tenant delivers to Landlord Tenant's plans and specifications for the satellite dish(es) and antennas in sufficient detail to obtain any required approvals under the CC&R's (along with any future modifications or other Equipment that Tenant desires the flexibility to install in the future that otherwise complies with this Section 39) (collectively the "CC&R Antenna Plans"), Landlord shall obtain for Tenant such approval of the CC&R Antenna Plans (including any future modifications or installations described therein) from either (x) such architectural control committee, or (y) any entity or entities with the legal right to modify the CC&R's with the effect that such architectural control committee approval is not required. If Landlord is unable to obtain approval for the CC&R Antenna Plans within such thirty (30) day period, then Tenant shall have the one-time option to terminate this Lease following submission of the CC&R Antenna Plans preceding the Building 20 Commencement Date, which termination option can only be exercised by written notice to Landlord within fifteen (15) days following the expiration of such thirty (30) day period; provided, however, if Tenant fails to deliver to Landlord the CC&R Antenna Plans within thirty (30) days following the date a fully executed copy of this Lease is delivered to Tenant, then Tenant shall be deemed to have waived its right to terminate this Lease pursuant to the provisions of this subsection. Approval of the CC&R Antenna Plans does not limit or restrict Landlord's right to review and approve Tenant's Plans under subsection (b) of this Section 39.

40.  DIESEL GENERATOR

     Tenant shall have the right to install up to a 100 KVA sized diesel generator and above-ground diesel fuel storage tank and related switching and connection facilities (collectively, the "Diesel Equipment") in the location shown on Exhibit A-3 attached hereto, subject to the terms and conditions of this Section 40. The purpose of the Diesel Equipment is to provide emergency back-up power to Tenant's laboratories and other key rooms in Building 20 and not as a general back-up to all electrical systems in the Buildings. Therefore, the Diesel Equipment would not constitute part of the Building Systems for purposes of the Lease.

The installation of the Diesel Equipment shall be subject to the prior written approval of Landlord, and applicable Laws, and any approval permits from the City of Redwood City and any other applicable governmental agency. As part of the Construction Documents Tenant shall detailed plans and specifications of the Diesel Equipment showing the location, supporting structures, size, height, method of exhaust, storage of diesel fuel, and contingency plans for containing any spills of diesel fuel. Any approval by Landlord of the Diesel Equipment shall not constitute any warranty or representation that the Diesel Equipment will be adequate for their intended purposes.

     During the Term of this Lease Tenant shall operate the Diesel Equipment in accordance with all applicable Laws. Tenant shall be solely responsible to maintain, repair, replace, and test the Diesel Equipment. Although Landlord is allowing Tenant to install the Diesel Equipment, subject to the provisions of this Section 40, and other provisions of the Lease, Tenant shall be responsible during the Term to comply with all Laws and the Environmental Requirements contained within Section 5.2 of the Lease as such apply to the operation of the Diesel Equipment, and Tenant shall indemnify Landlord against any Environmental Losses resulting from Handling by Tenant of diesel fuel, including spills of diesel fuel onto the Land.

     Upon expiration or termination of this Lease Tenant shall remove the Diesel Equipment, and restore any penetrations through the Building arising from the Diesel Equipment, at Tenant's sole cost and expense. At Landlord's election, Tenant shall also remove the pad upon which the Diesel Equipment is placed, and to restore the land upon which the pad has been placed to the condition existing as of the date of this Lease. If Tenant fails to remove the Diesel Equipment (and the pad if Landlord so elects) within ten (10) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal, repair and restoration within thirty (30) days after Landlord invoices Tenant therefor.

     41. LOADING RAMP.

  Tenant shall have the right to construct and install a loading ramp (the "Loading Ramp") in the location shown on Exhibit A-4 attached hereto. The Loading Ramp will be included in the Construction Documents. The Loading Ramp shall be subject to applicable Laws, and any approval permits from the City of Redwood City and any other applicable governmental agency, and the prior written approval of Landlord pursuant to the provisions of Exhibit B to the Lease. Tenant shall be responsible to maintain the Loading Ramp throughout the Term.

     At Landlord's election, Tenant shall remove the Loading Ramp upon expiration or termination of this Lease. If Tenant fails to remove the Loading Ramp, if Landlord so elects, within ten (10) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal within thirty (30) days after Landlord invoices Tenant therefor.

     42. TRUCK PARKING STALL.

  Tenant shall have the right to construct and install a truck parking stall (the "Truck Parking Stall") in the location shown on Exhibit A-5 attached hereto. The Truck Parking Stall will be contained as a part of the Construction Documents. The Truck Parking Stall shall be subject to applicable Laws, and any approval permits from the City of Redwood City and any other applicable governmental agency, and the prior written approval of Landlord pursuant to the provisions of Exhibit B to the Lease.


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                   EXHIBIT E
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF JANUARY 20, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                 DIVA SYSTEMS CORPORATION, AS TENANT ("LEASE")

                        APPROVED LETTER OF CREDIT FORM
                        ------------------------------


                         [Letterhead of Issuing Bank]
    [must be a Bank whose location, credit and practices we have approved]


RE:      IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. _________

TO:       [Name of project owner] ("Landlord"),________________________________
__________________ [Landlord's address]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of _____________________________ [name of tenant and type of entity (e.g. "ABC Corporation, a California corporation")] ("Tenant"), in the amount of ______________________________ Dollars ($__________). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, William Wilson & Associates, that the amount drawn hereunder is being drawn pursuant to the terms of the _______________ [title of lease document (e.g. Office Lease, or Lease Agreement, etc.)] dated as of __________, between Tenant, as tenant, and Landlord, as landlord, for certain premises located at _______________

__________________________ (the "Lease").

Any draft presented for payment must be presented on or before ________________ [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.

If you sell or otherwise transfer any interest in the "Premises" or "Building" (as defined in the Lease) [be sure to use the defined terms used in the Lease (e.g. if the premises are called "Leased Premises" in the Lease, then use that term here)], in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at _________________________________ [it must be a location easily accessible to us (e.g. no country banks located in some tiny town in the Southeastern corner of Texas].



Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                           [Name of Bank]



                                           _________________________________
                                           Authorized Signature

                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______